UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas U.S.A . 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 21, 2021, the Board of Directors (the “Board”) of Schlumberger Limited (the “Company”) appointed Ms. Vanitha Narayanan and Dr. Ulrich Spiesshofer to serve as members of its Board of Directors effective immediately.

Ms. Narayanan brings a wealth of global leadership and technology experience to the Board following a career spanning three decades at IBM, where she held senior executive positions with responsibility for digital businesses in the United States, Asia-Pacific and India regions, including as Chairman and Managing Director of IBM India. Ms. Narayanan also serves as a director of Renew Power, one of the largest renewable power companies in India.

Dr. Spiesshofer brings more than 30 years of global leadership experience in industries ranging from oil and gas to power and electrification to automation and digitalization. He is the former President and Chief Executive Officer of ABB, Ltd., a leading power and automation technology company headquartered in Switzerland, where he served for 14 years as an executive committee member. Dr. Spiesshofer oversaw the transformation of ABB into a leader in digital industrial technologies. He currently serves as a senior advisor at the Blackstone Group L.P. and as a director of Infineon Technologies AG.

The Board appointed Ms. Narayanan to the Board’s Compensation Committee and Nominating and Governance Committee, and Dr. Spiesshofer to the Board’s Compensation Committee and New Energy and Innovation Committee, having determined that each of them is independent and satisfies the applicable requirements to serve on the committees to which they were appointed. There are no transactions with Ms. Narayanan or Dr. Spiesshofer that would be reportable under Item 404(a) of Regulation S-K.

Each of Ms. Narayanan and Dr. Spiesshofer will serve as a director until the next annual general meeting of the Company’s stockholders, at which they will be subject to re-election. In addition, each of Ms. Narayanan and Dr. Spiesshofer will be compensated under the Company’s director compensation program as described in its most-current proxy statement, prorated based on date of appointment, and is expected to enter into the Company’s standard director indemnity agreement previously filed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne Ralston
Dianne Ralston
Chief Legal Officer and Secretary

Date: October 27, 2021